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                                                                   EXHIBIT 10.58

                    SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Settlement and Mutual Release Agreement ("Agreement") is made and entered into as of this 6th day of December, 1999, by, among and between MULTIMEDIA DISK DUPLICATORS, a California Limited Partnership ("Multimedia"), STAR MEDIA PARTNERS, L. P., a California Limited Partnership ("Star Media"), THOMAS GARLOCK ("Garlock"), WALTER J. KANE ("Kane") and APPLIED DATA COMMUNICATIONS, INC., a Delaware corporation ("ADC"), with reference to the following facts and circumstances:

RECITALS

A. On August 20, 1995 Multimedia and Star Media each filed actions against ADC and Kane in the Orange County Superior Court.

B. On November 13, 1995, ADC and Kane executed Stipulations to Judgment in the Multimedia and Star Media cases which required, among other things, certain timely payments to avoid entry of the judgments.

C. ADC and Kane failed to comply with the terms of the Stipulations to Judgment and on December 13, 1995, Multimedia and Star Media each obtained judgments, against Kane and ADC. The Multimedia judgment was in the sure of $733,325.03 and the Star Media judgment was in the sum of $655,122.46.

D. On December 16, 1995, Multimedia, Star Media, Kane and ADC each entered into a settlement agreement wherein, among other things, the following occurred: 1) Multimedia and Star Media collectively received 1,388,447 shares of ADC stock; and 2) a proxy was delivered to Multimedia and Star Media for voting control of all of the ADC stock Kane owned or controlled.

E. A dispute arose regarding the enforcement of the December 16, 1995 agreement. In or about July 1999, Multimedia and Star Media began executing upon the judgments they previously obtained in their litigation against Kane and ADC. A court hearing has been set to determine the rights of the parties concerning enforcement of the December 16, 1995 agreement.

F. The parties to this Agreement have decided to resolve their disputes concerning the above described litigation and the issues surrounding the December 16, 1995 agreement.

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TERMS OF AGREEMENT

In consideration of the mutual covenants, the promises herein contained, and the foregoing recitals, Multimedia, Star Media, Garlock, Kane and ADC agree as follows:

1. Board of Directors. Star Media and Multimedia shall each be entitled to appoint one person for election to a seat on ADC's Board of Directors. The fifth board seat, which is currently vacant, shall be filled by a majority vote of the four other board members. Star Media and Multimedia shall not nominate or attempt to elect Michael Hawkins to ADC's Board of Directors, Star Media's and Multimedia's designated appointees to the Board of Directors shall resign their seats upon either: 1) public trading of ADC's stock at $1.00, or more, per share for a period of 30 days; or 2) the sale of Star Media's and Multimedia's shares of ADC's stock as outlined in paragraphs 5 and 7 below.

2. Blue Sky. For all ADC stock sold under the private placement memorandum beginning in September 1996, ADC will comply with applicable Blue Sky laws as soon as is reasonably practical after execution of this Agreement. Confirmation of the status of ADC's compliance with applicable Blue Sky laws and a timetable for compliance with applicable Blue Sky laws shall be provided in writing by Stradling Yocca Carlson & Rauth, or other corporate counsel, within thirty days from the date of execution of this Agreement. ADC shall indemnify and hold harmless Garlock, Star Media and Multimedia if it is determined that ADC has violated any Blue Sky laws. Corporate counsel shall provide a current status report on Blue Sky laws.

3. Board Meeting Minutes. Within ten days from the date of execution of this Agreement, ADC shall provide to Multimedia and Star Media true and correct copies of the Minutes of the Board of Directors meetings from January 1997 to the present.

4. Additional Shares. ADC has issued and delivered 1,388,447 shares of its stock to Multimedia and Star Media. ADC shall issue an additional 800,000 shares of stock (in the form of 8,000 shares of ADC's Series B preferred stock which is convertible to 800,000 shares of ADC's common stock) to be divided between Multimedia and Star Media as follows: 422,400 shares to Star Media (issued as 4,224 shares of ADC's Series B preferred stock); 377,600 shares to Multimedia (issued as 3,776 shares ADC's Series B preferred stock). The certificates for these additional shares of stock shall be delivered to Star Media and Multimedia within thirty days of execution of this Agreement. Multimedia, Star Media and Garlock agree to cooperate with ADC's investment bankers and underwriters by entering into a "lock-out," or any other reasonable restrictions applicable to ADC's insiders, for these 800,000 shares. These shares are in consideration for Multimedia, Star Media and Garlock waiving their right to past and future interest on

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the judgments, cancellation of the December 16, 1995 settlement agreement and for the other terms of this Agreement.

5. Option to Buy Shares. ADC shall have both the right of first refusal and the option to buy any and all shares of stock issued to Multimedia and Star Media for the purchase price of one dollar ($1.00) per share. This right of first refusal and option to buy shall expire two years from the date of the execution of this Agreement. Each of the 1,388,447 shares purchased for one dollar per share (or if by a third party after ADC has declined its right of first refusal, by the actual purchase price per share) shall set off and reduce the $1,388,447.00 amount owed under Multimedia's and Star Media's judgments against ADC and Kane. ADC may purchase the additional 800,000 shares of stock (issued as 8,000 shares of ADC's Series B preferred convertible stock) to be issued in accordance with the terms of this Agreement at the same price of one dollar per share (after adjusting for the conversion from preferred to common stock), however, satisfaction of the judgments and the other obligations of paragraph 7 are not conditioned upon the purchase of the additional 800,000 shares (issued as 8,000 shares of ADC's Series B preferred convertible stock).

6. Attorneys' Fees. ADC shall pay to Multimedia, Star Media and/or Garlock up to $70,000.00 in attorneys' fees and costs, subject to verification with true and correct copies of invoices and/or canceled checks, upon execution of this Agreement and within two days of ADC's receipt of funds already executed upon by Multimedia. Upon execution of this Agreement, Multimedia shall instruct the Orange County Marshal, or other appropriate authorities, to return to ADC any and all money executed upon in its litigation against ADC and Kane.

7. Satisfaction of Judgment. Multimedia and Star Media shall immediately prepare and file with the court complete satisfactions of judgment and releases of all liens in their litigation against ADC and Pat Kane in accordance with the following schedule for the purchase of the 1,388,447 shares of stock to satisfy these judgments:

a. 25% payoff of $1,388,447.00 judgments - remove lien on Kane's house.

b. 50% payoff of S 1,388,447.00 judgments - file full satisfaction of judgment in Star Media litigation and release all liens related thereto, resign one seat on board of directors and amend Kane's proxy so that its only effect is to provide Multimedia with sufficient votes to elect one member to the board of directors.

c. 75% payoff of $1,388,447.00 judgments - file full satisfaction of judgment in Multimedia litigation and release all liens related thereto.

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d. 100% payoff of $1,388,447.00 judgments - resign remaining board of directors seat and revoke Kane's proxy completely.

Provided that ADC and Kane are in compliance with the terms of the new settlement agreement, Multimedia, Star Media and Garlock agree to refrain from and forebear any and all of their rights to execute or levy upon the judgments they have obtained against ADC and Kane until after the end of the two year first right of refusal and stock purchase option period described in paragraph 5.

8. Default. In the event of a default by any party or parties to this Agreement, the non-defaulting party or parties shall give written notice of the default to the defaulting party or parties. The defaulting party or parties shall have seven days from the date of mailing of said written notice to cure the default. A copy of the written notice of default shall be faxed on the date of mailing to the defaulting party's or parties' counsel of record. Should the defaulting party or parties fail to cure the default within seven days of the date of mailing of the written notice of default, the parties hereto agree that the non defaulting party or parties may seek enforcement of the terms of this Agreement through the provisions of Code of Civil Procedure section 664.6.

9. Return of Proxy. As part of the December 16, 1995 settlement agreement, Kane delivered to Multimedia and Star Media a proxy for voting control of the shares of ADC stock he owned or controlled. This proxy shall remain in effect unless it is modified in accordance with paragraph 7b upon the 50% payoff of the judgments and/or revoked in its entirety in accordance with paragraph 7d above upon the 100% payoff of the judgments.

10. Cooperation During Refinance. Kane is attempting to refinance the loan on his personal residence. In obtaining this refinance loan, Multimedia and Star Media agree to temporarily remove their liens on his residence to accommodate this refinance. Kane will not obtain money from this refinance loan which reduces the equity in the property, other than $10,000.00 to pay off credit card debt and to pay for loan costs, points and fees related to the refinance loan, nor will Kane sell, transfer, lease, assign, or otherwise encumber his personal residence beyond the terms of the refinance loan. Kane will notify Star Media's and Multimedia's counsel of record within five days of completion of the refinancing of his personal residence at which time the subject liens shall be reinstated.

11. Releases. Excepting only their respective rights to enforce the terms of this Agreement, Multimedia, Star Media, Garlock, on the one hand, and ADC and Kane, on the other hand, fully and forever release and discharge each other, and their respective assignees, subsidiaries, transferees, predecessors and successors in interest, employees, servants, agents, representatives, officers, directors, and Parent corporations, from and

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against all actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, damages, losses, costs, expenses, disbursements attorneys' fees), obligations, liabilities and other claims of every nature whatsoever (collectively "Claims") arising from or otherwise relating in any way to (a) the Multimedia litigation against Kane and ADC, which is Orange County Superior Court case number 752044; (b) the Star Media litigation against Kane and ADC, which is Orange County Superior Court case number 752046.

12. Binding Effect The releases in this Agreement shall be binding upon, extend to and inure to the benefit of the undersigned parties, and any and all of their respective past, present, and future agents, employees, relatives, officers, directors, shareholders, servants, heirs, beneficiaries, devisees, independent contractors, partners, successors, predecessors, assignors, assignees, transferors, transferees, guarantors, sureties, insurers, attorneys', investigators, accountants, joint venturers and other representatives, and any and all other persons and entities acting or purporting to act on their respective behalf, and any and all firms, corporations, associations, partnerships and other entities affiliated with, controlled by or otherwise related to any of the undersigned parties.

13. Parties in Interest. Except as expressly stated in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer third-party beneficiary status or to confer otherwise any rights or remedies on any person or entity (hereinafter collectively "third party"), other than the undersigned parties and their predecessors, successors, assigns, affiliates and representatives as described in 12 hereof. Nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any undersigned party to this Agreement. Nor shall any provision hereof afford any third party any right of subrogation, indemnity, contribution, set-off or action over or against any party to this Agreement.

14. No Other Proceedings. The undersigned parties hereby represent and warrant to each other that none of the undersigned parties will or has initiated, or will be or has been a party to or has any knowledge of any actions, investigations or proceedings, whether judicial, governmental or administrative, involving the subject matter of this Agreement.

15. Compromise. This Agreement is a compromise of disputed claims and shall not be construed or deemed to be an admission of liability or wrongdoing by any party to any other party. The undersigned parties further expressly agree that nothing in this Agreement shall be construed as an admission or acceptance of the validity of any claims, causes of action or contentions which may be made by any party to this Agreement. Neither this settlement nor any documents or agreements made pursuant thereto shall be

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admissible as evidence in any subsequent proceeding for any purpose whatsoever, except in accordance with Evidence Code section 1123 and any proceedings for enforcement of this Agreement pursuant to Code of Civil Procedure section 664.6. This settlement has been made to avoid the expense, inconvenience and burden of trial and of possible litigation proceedings, and so that the parties can resolve their disputes and business relations in a mutually agreeable manner rather than through court adjudication.

16. Full Authority. Each of the parties to this Agreement hereby represents, covenants and warrants that said party, and the signatory of said party, has the full right, power and authority to execute this Agreement on behalf of said party, and to execute any and all documents as may be necessary to effectuate the terms of this Agreement, and that neither party, nor any signatory for said party has sold, assigned, transferred, conveyed, hypothecated, encumbered or otherwise disposed of any rights, titles, interests, causes of action or other claims which said party may have or have had in relation to the transactions or other matters described in this Agreement or which are related in any way to the matter.

17. Informed Consent. Each undersigned party hereby declares that said party has received sufficient information, either through said party's own legal counsel or other sources of said party's own selection, so as to be able to make an intelligent and informed judgment whether to enter into this Agreement. Each undersigned party further states that each has read this Agreement in its entirety prior to executing this document, and that each has executed this Agreement voluntarily, with competence and capacity to contract and with knowledge of the terms, significance and legal effect of this Agreement. By executing this Agreement, it is understood by each party that substantial rights may be compromised and/or waived in their entirety.

18. Attorneys' Fees, if any action, motion or proceeding at law or in equity is instituted to enforce or interpret the terms of this Agreement, the undersigned parties agree that the prevailing party or parties therein shall be entitled to an award of reasonable attorneys' fees, costs, and necessary disbursements, as determined by a court of competent jurisdiction, in addition to any other relief to which said party or parties may be entitled.

19. Further Assurances. The undersigned parties each agree to execute all documents and perform all acts necessary or appropriate to effectuate the performance of this Agreement.

20. Severability and Gender. It is intended that each paragraph of this Agreement shall be treated as separate and divisible, and in the event that any paragraphs are deemed unenforceable the remainder shall continue to be in full force and effect so long as the

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primary purpose of this Agreement is unaffected. The masculine, as used herein, includes the neuter and feminine. The plural includes the singular, including the references to "parties." The term "parties" used herein encompasses each and all persons and entities described herein.

21. Complete Instrument. This Agreement contains the complete understanding made between or among the parties with respect to the Action and any other claims being settled and released by this Agreement. This Agreement cannot be amended or modified in any manner except by a writing executed by each of the undersigned parties or by their valid successor(s). All undersigned parties agree and acknowledge that no representations, warranties, covenants, assurances or other promises not specifically set forth in this Agreement have been made by any party in connection with the subject matter of this Agreement. Nor is any party relying on any such conduct in entering into this Agreement. Any negotiations or other communications between the parties relating to the subject matter of this Agreement are superseded by this document and of no force or effect. By entering into this Agreement, the parties hereby cancel the terms of the December 16, 1995 agreement. This Agreement has been negotiated and prepared by and for all undersigned parties equally and shall not be construed as having been drafted by any particular party or parties.

22. Counterparts. This Agreement may be signed in counterparts, and each counterpart shall have the same force and effect as though the signatures were contained in a single document.

23. Applicable Law. This Agreement is made under and shall be interpreted and enforced by the laws of the State of California.

24. Facsimile and Photocopy Signatures. So as to expedite the resolution of this dispute, the parties hereto agree that a facsimile or photocopy of a signature on this Agreement shall have the same binding effect as an original signature.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement effective as of the date and year first above written.

Applied Data Communications, Inc.,
a Delaware corporation


By:  /s/ Walter J. Kane  12/6/99

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/s/ Walter J. Kane 12/6/99
Walter J. Kane


MultiMedia Disk Duplicators,
a California Limited Partnership

By: /s/ Thomas Garlock
    Thomas Garlock, President
    MultiMedia Finance Corporation
    General Partner


Star Media Partners, L.P.,
a California Limited Partnership

By: /s/ Thomas Garlock
    Thomas Garlock, President
    Media Capital Associates, Inc.
    General Partner


/s/ Thomas Garlock
Thomas Garlock

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Approved as to form and Content.

Gorry & Meyer, L.L.P.

By: /s/ Timothy J. Gorry, Esq.
Timothy J. Gorry, Esq.
Attorneys for Multimedia Disk
Duplicators, Star Media Partners,
L.P. and Thomas Garlock


Gelber, Darling & Robertson
By: /s/ Jon R. Robertson
Jon R. Robertson, Esq.
Attorneys for Walter J. Kane
and Applied Data Communications,
Inc.

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                                 LAW OFFICES OF
                          GELBER, DARLING & ROBERTSON
             A PARTNERSHIP INCLUDING A PROFESSIONAL LAW CORPORATION
                                    PLAZA TOWER             LAGUNA BEACH OFFICE
TELEPHONE               600 ANTON BOULEVARD, SUITE 1600        (949) 497-5415
(714) 979-5769           COSTA MESA. CALIFORNIA 92626
FACSIMILE
(714) 979-8134

                                                        FILE NO.

                                                            REPLY TO
                                                            COSTA MESA OFFICE
December 15, 1999

VIA TELECOPIER & U.S. MAIL
(714) 668-5229

Mr. Walter J. Kane
APPLIED DATA COMMUNICATIONS, INC.
3324 South Susan Street
Santa Ana, California 92704


Re: Multimedia Disk Duplicators v. Applied Data Communications, Inc.

Dear Pat:

With the signing of the December 6, 1999 Settlement Agreement entered into, between and among Multimedia Disk Duplicators, Star Media Partners, Thomas Garlock, Applied Data Communications, Inc. and you individually, the above-captioned litigation and the Star Media Partners litigation are each settled.

Provided that Applied Data Communications, Inc. complies with the terms of the settlement agreement, it has two years within which to purchase Multimedia Disk Duplicators' and Star Media Partner's 2,188,447 shares of Applied Data Communications, Inc. stock at one dollar per share of common stock. During this two year period, Multimedia, Star Media and Garlock agree to cooperate with ADC's investment bankers and underwriters by entering into a "lock-out," or any other reasonable restrictions applicable to ADC's insiders, for 800,000 of these shares.

Applied Data Communications, Inc.'s cumulative purchase of 694,223.5 shares of Multimedia Disk Duplicators' and Star Media Partner's stock shall result in the complete satisfaction of Star Media Partners' judgment and requires those two entities to resign one of their seats on the Board of Directors. The cumulative purchase of 1,041,335.5 shares of common stock from Multimedia Disk Duplicators and Star Media Partners shall result in the complete satisfaction of Multimedia Disk Duplicators' judgment. The cumulative

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Mr. Kane
December 15, 1999
Page Two


purchase of 1,388,447 shares of common stock from Multimedia Disk Duplicators and Star Media Partners shall require those two entities to relinquish their proxy over your individual stock and they must resign their remaining seat on the Board of Directors.

Congratulations on the resolution of these matters!


Very truly yours,
/s/ Jon R. Robertson
JON R. ROBERTSON



JRR: vs
1110/kane01

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